Exhibit 10.4

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into as of October 30, 2015 (the "Effective Date"), by and between Envision Solar International, Inc., a Nevada corporation ("Seller," "EVSI," or "Company"), and Keshif Ventures, LLC ("Purchaser").

R E C I T A L S

A.       The parties hereto wish to provide for the issuance of shares of common stock ("the Shares") of Envision Solar International, Inc. a Nevada corporation ("Company") by Seller to Purchaser pursuant to the terms and subject to the conditions of this Agreement.

B.       Upon the Closing, as defined in Section 2 of this Agreement, Seller will convey good title to the number of shares set forth in Section 1.1 below to the Purchaser.

C.       The parties hereto wish to provide for the issuance of the Shares by Seller to Purchaser pursuant to the terms and subject to the conditions of this Agreement.

Section 1.      SALE AND PURCHASE

1.1     Sale and Issuance of Shares.  Subject to the terms and conditions of this Agreement, Seller agrees to issue, transfer, assign and deliver to Purchaser, 571,429 of the Shares in consideration of the Guaranty (as defined in Section 1.2 of this Agreement) provided by the Purchaser for the benefit of Seller.  The Company and Purchaser hereby acknowledge and agreement that the Guaranty by the Purchaser constitutes payment in full of the consideration otherwise payable to Seller in exchange for the Shares, and the Seller hereby confirms that the Shares are fully paid.

1.2     Additional Shares.  For each six-month period from and after the six-month anniversary of the Effective Date (each, a "Measurement Period") that the Purchaser guarantees that certain debt facility for the benefit of the Company (the "Guaranty"), by and between the Company and Silicon Valley Bank, dated as of even date herewith, in the aggregate maximum principal amount of One Million Dollars ($1,000,000.00) (as amended from time to time, the "Loan Facility"), and such Guaranty and/or amounts thereunder remain outstanding, or otherwise available to Company thereunder, in consideration of the on-going Guaranty by the Purchaser, the Company shall automatically and immediately issue to Purchaser, in addition to the number of Shares issued pursuant to Section 1.1 of this Agreement, that number of additional Shares, rounded upward to the nearest whole number, equal to (a) two and one half percent (2.5%) multiplied by the maximum principal amount of the Loan Facility at any time during such Measurement Period, such amount to be divided by (b) the twenty (20) day average closing price of the Company's common stock, measured from the period of the twenty (20) trading days immediately prior to such Measurement Period, the quotient of which shall be multiplied by (c) a fraction, the numerator of which is the number of calendar days during the Measurement Period which the Guaranty remained in effect and the denominator of which is the number of calendar days in such Measurement Period (such additional shares being called the "Additional Shares").  Upon the termination of the Loan Facility, the foregoing calculation of the Additional Shares for the Measurement Period in which such termination occurred shall be prorated based on the portion of the applicable Measurement Period during which the Loan Facility remained in effect prior to the termination thereof, rounded to the end of the month of termination. Notwithstanding the foregoing, there shall be a minimum of one full Measurement Period for the purposes of calculating the number of Additional Shares, regardless of the status of the Loan Facility.  For the purpose of clarity, the consideration for the Additional Shares shall be the continuation of the Guaranty for each Measurement Period provided by the Purchaser to the Company for the Loan Facility.

Section 2.      CLOSING

The closing of the transactions contemplated by this Agreement (the "Closing") will occur upon the execution of this Agreement by both parties hereto.  Seller will deliver to Purchaser the certificates representing the Shares being issued by Seller pursuant to this Agreement, with appropriate stock power(s) attached and endorsed in blank, and with respect to Additional Shares, the certificate representing the Shares being issued with respect to each Measurement Period shall be issued to Purchaser within ten (10) business days following the end of the applicable Measurement Period.

Section 3.      REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Purchaser that it owns the Shares and has, and will transfer to Purchaser at the Closing, good and valid title to all of such Shares free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions other than the restrictions set forth in the Company's Articles of Incorporation.  Seller further represents and warrants that it has full power and authority to enter into this Agreement and to perform its obligations hereunder, and that the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary action on its part.  Seller further represents and warrants that, assuming that this Agreement is a valid and binding obligation of each of the other parties hereto, this Agreement is a valid and binding obligation of Seller. The Shares, when issued and delivered in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable.

Section 4.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

Purchaser represents and warrants to Seller as follows:

4.1     Non-Distributive Intent.  The Shares being purchased by Purchaser pursuant to this Agreement are being purchased for Purchaser's own account and are not being acquired by Purchaser with a view to the public distribution of them.

4.2     Access of Information.  Purchaser has previously reviewed the Company's public filings will received all relevant business and financial information regarding Company, including but not limited to the most recent Private Placement Memorandum, executive summary and financials for Envision Solar International, Inc. and has had an opportunity to question representatives of the Company and obtain such additional information concerning the Company as the undersigned requested.

4.3     Sophistication and Knowledge.  The undersigned has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of the undersigned's investment, and to make an informed decision relating thereto; or the undersigned has utilized the services of a purchaser representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of the undersigned's investment, and to make an informed decision relating thereto.

4.4     Evaluation of Risks.  The undersigned has evaluated the risks of this investment in the Company; including those risks particularly described in the Memorandum, and has determined that the investment is suitable for the undersigned.  The undersigned has adequate financial resources for an investment of this character, and at this time he could bear a complete loss of his investment.  The undersigned understands that any projections in the provided information are mere estimates and may not reflect the actual results of the Company's operations.

4.5     Suitability.  Purchaser has (i) a net worth (or joint net worth with spouse) of at least $1,000,000, or (ii) an annual gross income during the previous two years, and reasonably expects to have gross income in the current year, of at least $200,000 (or $300,000 collectively with spouse), or (iii) otherwise meets the criteria for being an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), or (iv) is the beneficiary of a fiduciary account, or, if the fiduciary of the account or other party is the donor of funds used by the fiduciary account to make this investment, then such donor, who meets the requirements of either (i), (ii) or (iii) above.

4.6     No Federal Registration.   Purchaser understands that the Shares are not being registered under the 1933 Act on the ground that the issuance thereof was exempt under Section 4(2) of the 1933 Act and Regulation D promulgated there under as a transaction by an issuer not involving any public offering, and that reliance on such exemptions is predicated in part on the truth and accuracy of the undersigned's representations and warranties, and those of the other purchasers of Shares.

4.7     No State Registration.  Purchaser understands that the Shares are not being registered under the securities laws of certain states on the basis that the issuance thereof was exempt as an offer and sale not involving a public offering in such state.  Purchaser understands that reliance on such exemptions is predicated in part on the truth and accuracy of Purchaser's representations and warranties and those of other purchasers of Shares.  The undersigned covenants not to sell, transfer or otherwise dispose of a Share unless such Share has been registered under the applicable state securities laws, or an exemption from registration is available.

4.8     Acknowledgment of Limited Liquidity. Purchaser has little need for any liquidity in his investment and is able to bear the economic risk of his investment for an indefinite period of time.  Purchaser has been advised and is aware that: (a) there is presently limited public market activity for the Shares and there is no assurance that sufficient volume will develop for the sale of shares; (b) it may not be possible to liquidate the investment readily; and (c) Purchaser must bear the economic risk of his investment in the Shares for an indefinite period of time.

4.9     Reliance - No Oral Representations.  Purchaser has relied solely upon the information provided and independent investigations made by him or his purchaser representative with respect to the Shares subscribed for herein, and no oral or written representations beyond the Information have been made to Purchaser.

4.10    Authority.  If Purchaser is a partnership, corporation or trust, it has been duly formed, validly exists, has full power and authority to make this investment, and has not been formed for the specific purpose of investing in the Shares.  This Agreement and all other documents executed in connection with this purchase of Shares are valid, binding and enforceable agreements of Purchaser.

4.11    Indemnification.  Purchaser hereby agrees to indemnify and hold harmless Seller and the Company and all of their affiliates, attorneys, accountants, employees, officers, directors, shareholders and agents from any liability, claims, costs, damages, losses or expenses incurred or sustained by them as a result of Purchaser's representations and warranties herein being untrue or inaccurate, or because of a breach of this agreement by Purchaser.

4.12    Acknowledgment of Investment Risks.  Purchaser hereby understands and acknowledges the risk factors relating to this investment, including but not limited to those described in the Information, and that the purchase of the Shares is highly speculative and subject to a high degree of risk.

Section 5.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations and warranties of each party hereto will survive and will not be affected by the Closing.

Section 6.      MISCELLANEOUS

6.1     Further Assurances.  Following the Closing, Seller will furnish to Purchaser and the Company such instruments and other documents as Purchaser may reasonably request for the purpose of carrying out or evidencing the transactions contemplated hereby.

6.2       Attorneys' Fees and Costs.  The prevailing party of any legal proceeding arising out of or resulting from this Agreement will be entitled to recover its costs and fees, including, but not limited to, reasonable attorneys' fees and post judgment costs, from the other party.

6.3     Choice of Law and Venue.  This Agreement is made and entered into in the State of California.  It is the intention of the parties that this Agreement will be subject to and will be governed by and construed in accordance with the internal laws of the State of California without reference to its choice of law provisions.  Any legal proceeding arising out of this Agreement will be brought only in a state of federal court of competent jurisdiction sitting in the County of San Diego, State of California, and all parties hereto agree that venue will lie therein and agree to submit themselves to the personal jurisdiction of such court.

6.4     Successors and Assigns.  This Agreement will be binding upon the parties hereto and their respective heirs, successors and assigns, if any, and will inure to the benefit of the parties hereto and their respective heirs, successors and assigns, if any.

6.5     Severability.  In the event that any provision of this Agreement, or the application of such provision to any person or set of circumstances, will be determined to be invalid, unlawful or unenforceable to any extent at any time after the Closing, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful or unenforceable, will not be affected and will continue to be enforceable to the fullest extent permitted by law.

6.6     Waiver.  No failure or delay on the part of any party hereto in the exercise of any power, right or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege.

6.7     Entire Agreement.  This Agreement sets forth the entire understanding of the parties hereto and supersedes all prior agreements and understandings among the parties relating to the subject matter hereof.

6.8     Parties in Interest.  None of the provisions of this Agreement or of any other document relating hereto is intended to provide any rights or remedies to any person (including, without limitation, any employees or creditors of the Company) other than the parties hereto and their respective heirs, successors and assigns, if any.

6.9     Variations of Pronouns.  Whenever required by the context hereof, the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; and the neuter gender will include the masculine and feminine genders.

6.10    "Person."  The term "person" as used herein will include any individual, corporation, general partnership, limited partnership, joint venture, association, trust, organization, business entity, government (or political subdivision thereof) or governmental agency.

6.11    Counterparts.  This Agreement may be executed in several counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

SELLER:

Envision Solar International, Inc.

A Nevada Corporation

By: /s/ Desmond Wheatley

_______________________________

       Desmond Wheatley, Chief Executive Officer

PURCHASER:

Issue certificate as follows:

Keshif Ventures, LLC

/s/ Taner Halicioglu

_________________________________

By: Taner Halicioglu

Keshif Ventures, LLC

Print Name of Purchaser (1)

4445 Eastgate Mall, Suite 200

Street Address

San Diego, CA 92121

City, State and Zip Code